UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 10, 2010
Date of Report (Date of earliest event reported)
US AIRWAYS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8444	54-1194634
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

111 West Rio Salado Parkway
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
(480) 693-0800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     US Airways Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on June 10, 2010, at which the following matters were submitted to a vote of stockholders, each of which is described in more detail in the Company’s definitive proxy statement filed on April 30, 2010:
     1. To elect three directors in Class II to serve until the 2013 Annual Meeting of Stockholders;
     2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and
     3. To vote upon a stockholder proposal relating to cumulative voting.
     At the meeting, the stockholders voted to re-elect Denise M. O’Leary, George M. Philip and J. Steven Whisler to serve on the Board of Directors until the 2013 Annual Meeting of Stockholders. In addition, the stockholders voted to ratify the appointment of KPMG LLP as the independent registered accounting firm of the Company for the fiscal year ended December 31, 2010. Stockholders voted against a stockholder proposal relating to cumulative voting.
     The final results of the voting for such matters were as follows:
1. Election of Directors:

Name	For	Withheld	Percent Voted For	Broker Non-Vote
Denise M. O’Leary	92,479,899	12,675,492	87%	33,890,211
George M. Philip	103,134,914	2,020,477	98%	33,890,211
J. Steven Whisler	103,270,574	1,884,817	98%	33,890,211
2.	Ratification of Appointment of KPMG LLP:

For	Against	Abstain	Broker Non-Vote
137,763,785	1,025,807	256,010	0
3. Stockholder Proposal Relating to Cumulative Voting:

For	Against	Abstain	Broker Non-Vote
25,548,042	78,292,475	1,314,874	33,890,211

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: June 11, 2010	By:	/s/ Stephen L. Johnson
	Name:	Stephen L. Johnson
	Title:	Executive Vice President - Corporate